UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Dr. San Diego, CA	92131
(Address of principal executive offices)	(Zip Code)

(858) 875-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FATE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2023, Fate Therapeutics, Inc. (the “Company”) filed a registration statement on Form S-3 (the “Registration Statement”) under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission. Pursuant to such Registration Statement, the Company may issue and sell from time to time securities of up to $300,000,000 of any combination of (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock” together with the Common Stock, the “Equity Securities”), (iii) debt securities of the Company (“Debt Securities”), which may be either senior debt securities, subordinated debt securities, senior convertible debt securities or subordinated convertible debt securities (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below) (“Warrants”), and (v) units comprised of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants (“Units”).

In addition, on November 8, 2023, the Company entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock having an aggregate offering price of up to $100,000,000 (the “Placement Shares”), through Jefferies as its sales agent. Pursuant to the Agreement, Jefferies may sell the Placement Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on The Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for the Common Stock.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The Company or Jefferies may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions, as set forth in the Agreement.

Subject to the Company’s request to sell Placement Shares, Jefferies will act as the Company’s sales agent on a best efforts basis and use commercially reasonable efforts to sell on the Company’s behalf, from time to time consistent with its normal sales and trading practices and applicable state and federal laws, rules and regulations and Nasdaq rules, such Placement Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose), on mutually agreed terms between Jefferies and the Company.

The Company will pay Jefferies a commission equal to 3.0 percent (3.0%) of the gross proceeds of any Placement Shares sold through Jefferies under the Agreement.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

Effective upon the execution of the Agreement, the Open Market Sale AgreementSM, dated November 4, 2021, by and between the Company and Jefferies (the “Prior Agreement”), was terminated and superseded by the Agreement. The terms and conditions of the Prior Agreement were described in the Company’s Current Report on Form 8-K filed on November 4, 2021 (with respect to Items 1.01, 1.02 and 9.01).

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Open Market Sale AgreementSM dated November 8, 2023 by and between Fate Therapeutics, Inc. and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on November 8, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2023	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer